UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 8, 2018

Monaker Group, Inc.

(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)
000-52669	26-3509845
(Commission File Number)	(I.R.S. Employer Identification No.)

2690 Weston Road, Suite 200

Weston, Florida 33331

(Address of principal executive offices zip code)

(954) 888-9779

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on February 6, 2018, the Board of Directors of Monaker Group, Inc. (the “Company”, “we” or “us”), approved a 1-for-2.5 reverse stock split of the Company’s outstanding common stock (the “Reverse Split”).

The Company’s majority stockholders, effective on September 13, 2017, via a written consent to action without a meeting, provided the Board of Directors authority to affect a reverse stock split of the Company’s outstanding common stock in a ratio of between one-for-one and one-for-four, in their sole discretion, without further stockholder approval, by amending the Company’s Articles of Incorporation, at any time prior to the earlier of (a) September 13, 2018; and (b) the date of the Company’s 2018 annual meeting of stockholders (the “Stockholder Authority”). The Reverse Split was affected and approved by the Board of Directors pursuant to the Stockholder Authority.

Effective on February 8, 2018, the Company filed a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada to effect the 1-for-2.5 Reverse Split of all of the Company’s outstanding shares of common stock, anticipated to be effective on Monday, February 12, 2018. The Certificate of Amendment is filed herewith as Exhibit 3.1.

The effect of the Reverse Split will be to combine each 2.5 shares of outstanding common stock into one new share, with no change in authorized shares or par value per share, and to reduce the number of common stock shares outstanding from approximately 20.3 million pre-split shares to approximately 8.1 million post-split shares (prior to rounding). Proportional adjustments will be made to the exercise prices of, and shares of common stock issuable upon exercise of, the Company’s outstanding warrants, and to the number of shares issuable under the Company’s equity incentive plan. The Reverse Split will not affect any shareholder’s ownership percentage of the Company’s common stock, except to the limited extent that the reverse stock split would result in any shareholder owning a fractional share. Fractional shares of common stock will be rounded up to the nearest whole share.

The Company’s trading symbol of “MKGI” will not change as a result of the Reverse Split, although it is expected that the letter “D” will be appended to the Company’s ticker for approximately 20 trading days following the effective date to indicate the completion of the Reverse Split. In addition, the common stock will trade under a new CUSIP number, 609011200.

Item 8.01

Other Events.

On February 12, 2018, the Company filed a press release disclosing the approval by the Board of Directors of a 1-for-2.5 reverse stock split and the filing of a Certificate of Amendment to the Company’s Articles of Incorporation to affect such reverse stock split. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and in Exhibit 99.1 attached to this report is being furnished to the Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to Articles of Incorporation (1-for-2.5 Reverse Stock Split of Common Stock) filed with the Nevada Secretary of State on February 8, 2018 and effective on February 12, 2018
99.1	Press Release dated February 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONAKER GROUP, INC.

Date: February 12, 2018	By:	/s/ Omar Jimenez
		Name:	Omar Jimenez
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to Articles of Incorporation (1-for-2.5 Reverse Stock Split of Common Stock) filed on February 8, 2018 and effective on February 12, 2018
99.1	Press Release dated February 12, 2018